Exhibit 4a3

DATED

TOURNIGAN GOLD CORPORATION

MINERALES MORAZAN SOCIEDAD ANONIMA DE CAPITAL VARIABLE

CONDOR SECURITIES LIMITED

BRETT RESOURCES INC.

GRIDIRON EXPLORATION LIMITED

and

EXPLORACION LUCERO S.A. de C.V.

DEED OF ASSIGNMENT AND ASSUMPTION

Fearis Salter Power Shervington

Solicitors

52 Ord Street

West Perth  WA  6005

Telephone:  (08) 9481 8700

Facsimile:   (08) 9481 8701

Reference:  SMP20030373

THIS DEED  is made this

day of

2004

BETWEEN:

(1)

TOURNIGAN GOLD CORPORATION of Suite 520, 800 West Pender Street, Vancouver, BC, Canada ("Tournigan");

(2)

MINERALES MORAZAN SOCIEDAD ANONIMA DE CAPITAL VARIABLE of [                                           ] ("MMS");

(3)

CONDOR SECURITIES LIMITED of Ground Floor, 30 Ledgar Road, Balcatta, Western Australia, Australia ("Condor").

(4)

BRETT RESOURCES INC. of 900-475 Howe Street, Vancouver BC, Canada ("Brett Resources");

(5)

GRIDIRON EXPLORATION LIMITED of 900-475 Howe Street, Vancouver BC, Canada ("Gridiron");

(6)

EXPLORACION LUCERO S.A. de C.V. of Calle y Colonia Roma #23, 2da Planta, San Salvador, El Salvador.

RECITALS:

(A)

Tournigan and Brett Resources entered into a Memorandum of Understanding dated 24 August 2002 in relation to the acquisition of interests in the El Potosi Project and the Cerro Pedernal Project by Tournigan from Brett Resources as amended by letters from Tournigan to Brett Resources dated 4 October 2002 and 24 September 2003.

(B)

Tournigan has agreed to assign its interest in the MOU to MMS.

(C)

MMS has requested that Exploracion Lucero, the holder of the Projects, and Gridiron, the holder of the whole of the issued share capital of Exploration Lucero, enter into this Deed to acknowledge that they are bound by the terms of the MOU.

(D)

MMS has agreed to acquire the interests of Tournigan in the MOU in consideration of the execution of this Deed by the Parties hereto.

(E)

Condor has agreed to guarantee the obligations of MMS under the MOU.

AGREED:

1.

INTERPRETATION

In this Deed unless the context or subject matter otherwise requires:

"Assigned Interest" means the whole of Tournigan's rights and obligations under the MOU;

"Brett Resources" means Brett Resources Inc. a company incorporated in Canada and having its registered office at 900-475 Howe Street, Vancouver BC, Canada;

"Cerro Pedernal Project" means the exploration licence granted by Resolution No: 121 of 5 June 2001 under the Mining Law and all Project Information relating to the area the subject of that licence;

"Deed" means this deed;

"El Potosi Project" means the exploration licence for minerals, gold, silver, copper and zinc as granted to Exploracion Lucero by Resolution No: 291 of 30 November 2001 granted under the Mining Law and all Project Information relating to the area the subject of that licence;

"Effective Date" means the date of this Deed;

"Exploracion Lucero" means Exploracion Lucero S.A. de C.V., a company incorporated in El Salvador and having its registered address at Calle y Colonia Roma #23, 2da Planta, San Salvador, El Salvador;

"Gridiron" means a company incorporated in Canada and having its registered address at 900-475 Howe Street, Vancouver BC, Canada;

"Memorandum of Understanding" or "MOU" means the letter agreement entered into between Tournigan and Brett Resources dated 24 August 2002 in relation to the acquisition of interests in the Potosi Project and the Cerro Pedernal Project by Tournigan from Brett Resources as amended or varied by this Deed of Assignment;

"Obligations" means each and every one of the covenants, agreements, obligations and liabilities of Tournigan requiring observance, performance or fulfilment by Tournigan under the MOU;

"Project" means the El Potosi Project or the Cerro Pedernal Project or both of them as the context may require;

2.

ASSUMPTION BY EXPLORACION LUCERO

2.1

In consideration of the assumption by MMS of Tournigan's Obligations under the MOU pursuant to this Deed, Exploracion Lucero acknowledges and agrees with MMS that notwithstanding it was not a party to the MOU:

(a)

Exploracion Lucero is bound by the terms and conditions of the MOU as they affect its ownership and other interests in the Projects;

(b)

it will give effect to the rights of Tournigan or any assignee of Tournigan’s rights, including MMS, to acquire an interest in the Projects pursuant to the terms of the MOU and will execute all such documentation and carry out any act that may be required to transfer such interest to Tournigan or its assignees;

(c)

Exploracion Lucero acknowledges and agrees that MMS, as assignee of the rights and obligations under the MOU, may enforce all rights and obligations arising under the MOU concerning the ownership or any other interest in the Project directly against Exploracion Lucero;

(d)

it will not transfer, assign, mortgage or encumber in any way its interest in the Projects in any manner which may conflict with the terms and conditions of the MOU.

2.2

Without limitation to clause , each of the Parties to this Deed agrees that from the Effective Date the MOU is varied by adding Exploracion Lucero as a party who shall assume, jointly and severally, the same obligations as Brett Resources in respect of the transfer of interests in the Projects to MMS.

3.

ASSIGNMENT

Tournigan as beneficial owner hereby assigns to MMS absolutely the Assigned Interest and MMS hereby confirms acceptance of the assignment of the Assigned Interest so as to take effect on and from the Effective Date.

4.

COVENANT BY MMS

MMS covenants with Tournigan, Brett Resources, Gridiron and Exploracion Lucero that on and from the Effective Date, MMS will assume and perform the Obligations and be bound by all the terms and conditions, restrictions and obligation of the MOU as if named in the MOU in place of Tournigan.

5.

COVENANTS BY BRETT RESOURCES, GRIDIRON AND EXPLORACION LUCERO

With effect on and from the Effective Date, Brett Resources, Gridiron and Exploracion Lucero unconditionally and irrevocably:

(a)

release Tournigan from all further Obligations and all claims, demands and liabilities whatsoever in respect of or in connection with the MOU without prejudice to any Obligation accruing or claim, demand or liability incurred prior to the Effective Date;

(b)

covenant with MMS that MMS shall enjoy and be entitled to the benefit of the Assigned Interest as if MMS were named in the MOU in place of Tournigan;

(c)

acknowledge and agree that the MOU is valid and enforceable in accordance with its terms and that there is no outstanding breach or obligation on the part of Tournigan which is required to be satisfied prior to the Effective Date and which remains outstanding;

(d)

acknowledge and agree that MMS will, upon the execution of this Deed by all Parties, become entitled to acquire a 100% interest in the El Potosi Project and a 60% interest in the Cerro Pedernal Project on the terms and conditions of the MOU;

(e)

acknowledge and agree that they have no claim in relation to any prior breach or action of Tournigan or any other Party in relation to the MOU prior to the Effective Date and each of them hereby releases Tournigan or any successor in title from any such claim to the extent it may exist.

6.

GUARANTEE

In consideration of the entry by the Parties into this Deed, Condor guarantees to each of Brett Resources and Exploracion Lucero the due and punctual performance of the obligations of MMS under the MOU.

7.

GENERAL

7.1

Each of the parties to this Deed shall make, do, execute and deliver all such acts, instruments and things as are necessary or desirable to implement and give full effect to the provisions of this Deed.

7.2

MMS will pay the stamp duty assessed on this Deed.

7.3

Each party will pay their own legal costs of and incidental to the preparation and execution of this Deed.

7.4

For all purposes this Deed shall be governed by and construed in accordance with the laws of Western Australia, Australia and the parties agree to submit to the non-exclusive jurisdiction of the Courts of Western Australia, Australia and all Courts competent to hear appeals therefrom.

7.5

This Deed may be executed in any number of counterparts and all of those counterparts taken together constitute one and the same instrument.   A facsimile copy of this Deed executed by a party shall be treated for all purposes as valid execution of the Deed by that party.

Executed by the parties as a Deed.

THE COMMON SEAL of TOURNIGAN GOLD CORPORATION, the fixing of which was witnessed by:
“Damien Reynolds” Signature of director Damien reynolds Name of Director	Signature of director/secretary Name of director/secretary

Executed by CONDOR SECURITIES LIMITED in accordance with Section 127 of the Corporations Act 2001
Signature of director Name of Director	Signature of director/secretary Name of director/secretary

THE COMMON SEAL of MINERALES MORAZAN SOCIEDAD ANONIMA DE CAPITAL VARIABLE the fixing of which was witnessed by:

Director	Director/Secretary

Print Name	Print Name

THE COMMON SEAL of BRETT RESOURCES INC., the fixing of which was witnessed by:
“Carl Hering” Signature of director Car Hering Name of Director	“Robert Evans” Signature of director/secretary Robert Evans Name of director/secretary

THE COMMON SEAL of GRIDIRON EXPLORATION LIMITED, the fixing of which was witnessed by:
“Lawrence J. Nagay” Signature of director Lawrence J. Nagy Name of Director	“Robert Evans” Signature of director/secretary Robert Evans Name of director/secretary

Executed by EXPLORACION LUCERO S.A. de C.V., by the sole legal representative:
Signature of Legal Representative John Spurney Name of Legal Representative